Exhibit 10.31

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Third Amendment”), dated as of November 30, 2023 (the “ Effective Date”), is entered into by and between SWIF II DATACOM INVESTMENT CO. TOWERS, LLC, a Delaware limited liability company (“Purchaser ”), and HEMPHILL TOWERS I, LLC, an Oklahoma limited liability company (“Seller”) . Capitalized terms used herein and not otherwise defined will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A.           Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of August 23, 2023, as amended by that First Amendment to Purchase and Sale Agreement dated October 24, 2023 and as further amended by that Second Amendment to Purchase and Sale Agreement dated November 10, 2023 (collectively, the “Purchase Agreement”).

B.            Seller and Purchaser desire to further amend the Purchase Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Third Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.	Ground Lessor Estoppels. Seller acknowledges that a Ground Lessor Estoppel duly executed and delivered by the appropriate Ground Lessor (each an “Outstanding Estoppel”) has not been received on or prior to Closing for the Tower Sites listed on the attached Exhibit A (each an “Outstanding Estoppel Site”). For those Outstanding Estoppel Sites, Purchaser’s title company has refused to issue a title insurance policy insuring against loss or damage resulting from the failure to obtain such Outstanding Estoppel. Seller agrees and acknowledges that such exception to coverage shall not be deemed a Permitted Exception at Closing for each such Outstanding Estoppel Site and Purchaser shall not be deemed to have accepted such exception to title for each Outstanding Estoppel Site under Section 6.7 of the Purchase Agreement. Notwithstanding anything to the contrary in the Purchase Agreement, Purchaser shall continue to have the right, for a period not to exceed eighteen (18) months following the Closing Date (“Outside Date”), to pursue an indemnification Claim against Seller for a breach or inaccuracy of Seller’s representations and warranties related to the Ground Lease or related to matters that would have been included in such Outstanding Estoppel, in accordance with the terms and conditions of the Purchase Agreement.

2.	Post-Closing. Seller will cooperate with Purchaser to obtain any Outstanding Estoppels for the Outstanding Estoppel Sites on a post-Closing basis for a period up to the Outside Date. From the Closing Date to the Outside Date, in the event that a Ground Lessor for any of the Outstanding Estoppel Sites requires a payment to Ground Lessor as a condition to providing to Purchaser a Ground Lessor Estoppel (an “Estoppel Payment”), Seller agrees to pay or reimburse Purchaser, within thirty (30) days of Purchaser’s request, an amount equal to fifty percent (50%) of the actual amount of such Estoppel Payment, up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00) for any one Outstanding Estoppel Site.

3.	No Further Amendment. Except as expressly modified by this Third Amendment, the Purchase Agreement remains unmodified and in full force and effect.

4.	Counterparts. This Third Amendment may be executed in any number of counterparts (including electronically-transmitted counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.	Conflict. To the extent there is a conflict between the terms and provisions of this Third Amendment and the Purchase Agreement, the terms and provisions of this Third Amendment will govern.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Third Amendment to be executed and delivered as of the Effective Date.

SELLER:

HEMPHILL TOWERS I, LLC

By:
Name: John R. Hemphill
Title: Authorized Manager

PURCHASER:

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:	/s/ Scott Riggs
Name: Scott Riggs
Title: Chief Operating Officer

IN WITNESS WHEREOF, Seller and Purchaser have caused this Third Amendment to be executed and delivered as of the Effective Date.

SELLER:

HEMPHILL TOWERS I, LLC

By:	/s/ John R. Hemphill
Name: John R. Hemphill
Title: Authorized Manager

PURCHASER:

SWIF II DATACOM INVESTMENT CO. TOWERS, LLC

By:
Name: Scott Riggs
Title: Chief Operating Officer

Exhibit A

1576 Powell

1593 Nian

1659 Dooley

1664 Stateline

1675 Ingram Hills